                                                                EXHIBIT 9.1

                        NORTHPOINT COMMUNICATIONS, INC.

                     AMENDED AND RESTATED VOTING AGREEMENT
                     -------------------------------------


     This Amended and Restated Voting Agreement (the "Agreement") is made and
                                                      ---------
entered into as of the 19th day of February, 1999, by and among NorthPoint Communications, Inc., a Delaware corporation (the "Company"), William J. Euske,
                                                   -------
Robert Flood, Steven Gorosh, Nathan Gregory, Michael Malaga and Timothy Monahan (collectively, the "Founders" and individually, a "Founder"), the holders of
                    --------                       -------
shares of Series B Preferred Stock of the Company (the "Series B Investors") and
                                                        ------------------
the holders of shares of Series C Preferred Stock of the Company (the "Series C
                                                                       --------
Investors" and collectively with the Series B Investors, the "Investors" and
---------                                                     ---------
individually, an "Investor").
                  --------

                                   RECITALS
                                   --------

     1. The Company, the Founders and the Series B Investors entered into a Voting Agreement dated as of August 13, 1997 (the "Original Agreement").
                                                   ------------------

     2. The Company and the Series C Investors have entered into an Amended and Restated Series C Preferred Stock Purchase Agreement (the "Purchase Agreement")
                                                           ------------------
dated January 20, 1999 pursuant to which the Company has sold or desires to sell to the Series C Investors and the Series C Investors have purchased or desire to purchase from the Company shares of the Company's Series C Preferred Stock. A condition to the Series C Investors' obligations under the Purchase Agreement is that the Company, the Founders and the Investors enter into this Agreement for the purpose of setting forth the terms and conditions pursuant to which the Investors and the Founders shall vote their shares of the Company's voting stock in favor of certain designees to the Company's Board of Directors. The Company, the Investors and the Founders each desire to facilitate the voting arrangements set forth in this Agreement, and the sale and purchase of shares of Series C Preferred Stock pursuant to the Purchase Agreement by amending and restating the Original Agreement as set forth herein.

                                   AGREEMENT
                                   ---------

     The parties hereby agree as follows:

     1.  Board Representation.
         --------------------

     (a) Series B Investors.  With respect to the three (3) members of the
         ------------------
Company's Board of Directors the Company's Certificate of Incorporation provides are to be elected by the holders of Series B Preferred Stock voting together as a single class on an as-converted basis, the Investors agree to vote or act with respect to their shares of Preferred Stock of the Company and to cause the directors designated by each them to act so as to elect (or appoint to fill a vacancy) one (1) member of the Company's Board of Directors designated by each of (i) Accel Partners, (ii) Benchmark Capital and (iii) Greylock Management Corporation (collectively, the "Series B Preferred Directors").
                                ----------------------------

     (b)  Series C Investors.
          ------------------

          (i) With respect to the two (2) members of the Company's Board of Directors the Company's Certificate of Incorporation provides are to be elected by the holders of Series C Preferred Stock voting together as a single class on an as-converted basis, the Investors agree to vote or act with respect to their shares of Preferred Stock of the Company and to cause the directors designated by each of them to act so as to elect (or appoint to fill a vacancy) one (1) member of the Company's Board of Directors designated by each of (i) Carlyle-NorthPoint Partners, L.P. and (ii) Vulcan Ventures Incorporated (collectively, the "Series C Preferred Directors" and together with the Series B Preferred
     ----------------------------
Directors, the "Preferred Directors").
                -------------------

          (ii) If at any time during the term of this Agreement the Board of Directors shall designate an executive committee or committee performing substantially similar functions for any purposes, the Investors and the Founders agree to cause the directors designated by each of them to act so as to elect or appoint the director designated by Carlyle-NorthPoint Partners, L.P. as a member of such executive or other committee.

     (c) Founders.  With respect to the one (1) member of the Company's Board of
         --------
Directors the Company's Certificate of Incorporation provides is to be elected by the holders of Common Stock (including Common Stock, if any, issued upon conversion of Preferred Stock), the Founders and the Investors agree to vote or act with respect to their shares of Common Stock of the Company and to cause the directors designated by each of them to act so as to elect (or appoint to fill a vacancy) the Company's Chief Executive Officer as a member of the Company's Board of Directors (the "Common Director").
                         ---------------

     (d) Investors and Founders.  The Investors and Founders agree to vote or
         ----------------------
act with respect to their shares of Common Stock and Preferred Stock and to cause the directors designated by each of them to act so as to elect (or appoint to fill a vacancy) any remaining members (or such other additional members of the Board of Directors as are authorized by the Company's Bylaws) of the Company's Board of Directors designated by agreement of sixty-six and two-thirds percent (66 2/3%) of the Preferred Directors and Common Director as a group, who shall have relevant experience in the industry in which the Company operates.

     2.  Change in Number of Directors. The Founders and the Investors will not
         -----------------------------
vote for any amendment or change to the Bylaws or Certificate of Incorporation of the Company providing for the election of more or less than eight (8) directors, or any other amendment or change to the Bylaws or Certificate of Incorporation of the Company inconsistent with the terms of this Agreement, unless such amendment or change is unanimously approved by the Preferred Directors and Common Director.

     3.  Legends. Each certificate representing shares of the Company's capital
         -------
stock held by Founders or Investors shall be endorsed by the Company with a legend reading as follows:

     "THE SHARES EVIDENCED HEREBY ARE SUBJECT TO A VOTING AGREEMENT BY AND AMONG THE COMPANY, THE FOUNDERS AND THE INVESTORS (A COPY OF WHICH MAY BE OBTAINED FROM THE COMPANY), AND BY ACCEPTING ANY INTEREST IN SUCH SHARES THE PERSON ACCEPTING SUCH INTEREST SHALL BE

     DEEMED TO AGREE TO AND SHALL BECOME BOUND BY ALL THE PROVISIONS OF SAID VOTING AGREEMENT."

     4.  Termination. This Agreement shall terminate upon the earlier of (a) the
         -----------
consummation of the Company's initial public offering on a firm underwriting basis of any of its Common Stock, the public offering price of which is not less than $5.75 per share (adjusted to reflect subsequent stock dividends, stock splits, recapitalizations or similar transactions) and which results in aggregate cash proceeds to the Company of at least $50,000,000 (net of underwriting discounts and commissions), or (b) ten (10) years from the date hereof.

     5.  Amendments; Waivers.  Any term hereof may be amended or waived with the
         -------------------
written consent of (i) the Company, (ii) holders of at least a majority of the shares of Common Stock issuable or issued upon the conversion of the Company's Series B Preferred Stock, (iii) holders of at least sixty-six and two-thirds percent (66 2/3%) of the shares of Common Stock issuable or issued upon conversion of the Company's Series C Preferred Stock, and (iv) holders of a majority of the outstanding shares of Common Stock of the Company then owned by the Founders as a group (or their respective successors and assigns). Any amendment or waiver effected in accordance with this Section 5 shall be binding upon the Company, the Investors and the Founders, and each of their respective successors and assigns.

     6.  Notices.  Any notice required or permitted by this Agreement shall be
         -------
in writing and shall be deemed sufficient on the date of delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight (48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, and addressed to the party to be notified at such party's address as set forth on the books of the Company, or as subsequently modified by written notice.

     7.  Severability.  If one or more provisions of this Agreement are held to
         ------------
be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then (a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

     8.  Governing Law.  This Agreement and all acts and transactions pursuant
         -------------
hereto and the rights and obligations of the parties hereto shall be governed, construed and interpreted in accordance with the laws of the State of Delaware, without giving effect to principles of conflicts of law.

     9.  Counterparts.  This Agreement may be executed in two (2) or more
         ------------
counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.

     10.  Successors and Assigns.  The terms and conditions of this Agreement
          ----------------------
shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

     11.  Attorney's Fees.  If any action at law or in equity (including
          ---------------
arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements (including all fees, costs and expenses of appeals) in addition to any other relief to which such party may be entitled.

     12.  Carlyle Entities One Investor.  For purposes of this Agreement,
          -----------------------------
Carlyle Partners II, L.P., a Delaware limited partnership, Carlyle Partners III, L.P., a Delaware limited partnership, State Board of Administration of Florida, Carlyle Investment Group, L.P., a Delaware limited partnership, Carlyle International Partners II, L.P., a Cayman Islands limited partnership, Carlyle International Partners III, L.P., a Cayman Islands limited partnership, C/S International Partners, a Cayman Islands general partnership, Carlyle-NorthPoint Partners, L.P., a Delaware limited partnership, Carlyle-NorthPoint International Partners, L.P., a Cayman Islands limited partnership, Carlyle Venture Partners, LP, a Cayman Islands limited partnership, Carlyle U.S. Venture Partners, LP, a Delaware limited partnership, C/S Venture Partners, LP, a Cayman Islands limited partnership and Carlyle Venture Coinvestment, LLC, a Delaware limited liability company (collectively, the "Carlyle Entities") shall be considered as a single Investor; provided, however, that the Company shall be protected in relying on the instructions of, and notices received from, Carlyle-NorthPoint Partners, L.P., a Delaware limited partnership, in connection with the exercise of any rights or privileges of the Carlyle Entities hereunder.

     13.  Termination of Original Agreement.  By execution of this Agreement
          ---------------------------------
below, the parties acknowledge and agree that the Original Agreement shall be terminated and shall be of no further force or effect.


                            [Signature Page Follows]

     The parties hereto have executed this Voting Agreement as of the date first written above.

COMPANY:
NORTHPOINT COMMUNICATIONS, INC.

By: /S/ NORTHPOINT COMMUNICATIONS, INC.
    --------------------------
Title:
       -----------------------
Address:

222 Sutter Street
7th Floor
San Francisco, CA 94108

INVESTORS:

BENCHMARK CAPITAL PARTNERS, L.P.
By:  Benchmark Capital Management Co., L.L.C.
     Its General Partner


By:/S/ BENCHMARK CAPITAL PARTNERS, L.P.
   ------------------------------------
   Member

BENCHMARK FOUNDERS' FUND, L.P.
By:  Benchmark Capital Management Co., L.L.C.
     Its General Partner


By:/S/ BENCHMARK FOUNDERS' FUND, L.P.
   ----------------------------------
   Member

ACCEL V L.P.
By:  Accel V Associates L.L.C.
     Its General Partner



By:/S/ ACCEL V L.P.
   ----------------
   Managing Member

ACCEL INTERNET/STRATEGIC TECHNOLOGY FUND L.P.
By:  Accel Internet/Strategic Technology Fund Associates L.L.C.
     Its General Partner



By:/S/ ACCEL INTERNET/STRATEGIC TECHNOLOGY FUND L.P.
   -------------------------------------------------
   Managing Member

ACCEL KEIRETSU V L.P.
By:  Accel Keiretsu V Associates L.L.C.
     Its General Partner



By:/S/ ACCEL KEIRETSU V L.P.
   -------------------------
   Managing Member

ACCEL INVESTORS `97 L.P.



By:/S/ ACCEL INVESTORS `97 L.P.
   ----------------------------
   General Partner

ELLMORE C. PATTERSON PARTNERS



By:/S/ ELLMORE C. PATTERSON PARTNERS
   ---------------------------------
   General Partner

GREYLOCK IX LIMITED PARTNERSHIP
By:  Greylock IX GP Limited Partnership, its General Partner



By:/S/ GREYLOCK IX LIMITED PARTNERSHIP
   -----------------------------------
   General Partner

WILLIAM EUSKE

/S/ WILLIAM EUSKE
---------------------------------------------
(Signature)


ROBERT FLOOD

/S/ ROBERT FLOOD
---------------------------------------------
(Signature)

STEVEN GOROSH

/S/ STEVEN GOROSH
---------------------------------------------
(Signature)

NATHAN GREGORY

/S/ NATHAN GREGORY
---------------------------------------------
(Signature)

MICHAEL MALAGA

/S/ MICHAEL MALAGA
---------------------------------------------
(Signature)

TIMOTHY MONAHAN

/S/ TIMOTHY MONAHAN
---------------------------------------------
(Signature)

PAUL A. LARANGO AND ANN W. ZEICHNER,
TRUSTEES OF THE ZEICHNER-LARANGO FAMILY TRUST,
UDT, DATED  JULY 28, 1997
By:  Ann W. Zeichner, Trustee

/S/ PAUL A. LARANGO AND ANN W. ZEICHNER,
TRUSTEES OF THE ZEICHNER-LARANGO FAMILY TRUST,
UDT, DATED  JULY 28, 1997
---------------------------------------------
(Signature)

AT HOME CORPORATION


By:  /S/ AT HOME CORPORATION
     ----------------------------------------

     ----------------------------------------
     (Print Name)

     ----------------------------------------
     Title

INTEL CORPORATION


By:  /S/ INTEL CORPORATION
     ----------------------------------------
     (Print Name)

     ----------------------------------------
     Title

/S/ Lawrence M. Howell
--------------------------------
Lawrence M. Howell


VULCAN VENTURES INCORPORATED


By:  /S/ VULCAN VENTURES INCORPORATED
     ----------------------------------------

     ----------------------------------------
     (Print Name)

     ----------------------------------------
     Title



NEWCOURT COMMERCIAL FINANCE CORPORATION


By:  /S/ NEWCOURT COMMERCIAL FINANCE CORPORATION
     -------------------------------------------

     ----------------------------------------
     (Print Name)

     ----------------------------------------
     Title

1187415 ONTARIO INC.


By:  /S/ 1187415 ONTARIO INC.
     ----------------------------------------

     ----------------------------------------
     (Print Name)

     ----------------------------------------
     Title

/S/ William Hiller
-----------------------------------
William Hiller


THE DAHL FAMILY TRUST DATED OCTOBER 31, 1989,
AS AMENDED MAY 3, 1990
By:  Robert K. Dahl as Trustee for the Dahl Family Trust


/S/ THE DAHL FAMILY TRUST DATED OCTOBER 31, 1989,
AS AMENDED MAY 3, 1990
---------------------------------------------
(Signature)

CHARLES ROSS PARTNERS


By:  /S/ CHARLES ROSS PARTNERS
     ----------------------------------------

     ----------------------------------------
     (Print Name)

     ----------------------------------------
     Title



-----------------------------------
Reed Hundt


LEAD VENTURES


By:  /S/ LEAD VENTURES
     ----------------------------------------

     ----------------------------------------
     (Print Name)

     ----------------------------------------
     Title

CNATRUST, TTEE FBO VENTURE LAW GROUP 401(K) PLAN MICHAEL W. HALL
By:

/S/ CNATRUST, TTEE FBO VENTURE LAW GROUP 401(K) PLAN MICHAEL W. HALL
--------------------------------------------------------------------
(Signature)


THE SIERRA VENTURES MGMT. CO.
1989 DEFERRED SAVINGS PLAN FBO HENRY P. HUFF
By:

/S/ THE SIERRA VENTURES MGMT. CO.
1989 DEFERRED SAVINGS PLAN FBO HENRY P. HUFF
---------------------------------------------
(Signature)


EXETER CAPITAL PARTNERS IV, L.P.
By:  Exeter IV Advisors, L.P.
By:  Exeter IV Advisors, Inc.


By:/S/ EXETER CAPITAL PARTNERS IV, L.P.
   ------------------------------------------
     Keith R. Fox, President

/S/ Mory Ejabat
-----------------------------------
Mory Ejabat

/S/ Dino Vendetti
-----------------------------------
Dino Vendetti


CARLYLE PARTNERS II, L.P.
By:  TC Group, L.L.C.
     Its General Partner

By:  /S/ CARLYLE PARTNERS II, L.P.
     ______________________________
     Title:  Managing Director

CARLYLE PARTNERS III, L.P.
By:  TC Group, L.L.C.
     Its General Partner

By:  /S/ CARLYLE PARTNERS III, L.P.
     ______________________________
     Title:  Managing Director



STATE BOARD OF ADMINISTRATION OF FLORIDA
By:  Carlyle Investment Management LLC
     Its Manager

By:  /S/ STATE BOARD OF ADMINISTRATION OF FLORIDA
     ____________________________________________
     Title:  Managing Director



CARLYLE INVESTMENT GROUP, L.P.
By:  TC Group, L.L.C.
     Its General Partner

By:  /S/ CARLYLE INVESTMENT GROUP, L.P.
     __________________________________
     Title:  Managing Director



CARLYLE INTERNATIONAL PARTNERS II, L.P.
By:  TC Group, L.L.C.
     Its General Partner

By:  /S/ CARLYLE INTERNATIONAL PARTNERS II, L.P.
     ___________________________________________
     Title:  Managing Director


CARLYLE INTERNATIONAL PARTNERS III, L.P.
By:  TC Group, L.L.C.
     Its General Partner

By:  /S/ CARLYLE INTERNATIONAL PARTNERS III, L.P.
     ____________________________________________
     Title:  Managing Director

C/S INTERNATIONAL PARTNERS
By:  TC Group, L.L.C.
     Its General Partner

By:  /S/ C/S INTERNATIONAL PARTNERS
     ______________________________
     Title:  Managing Director



CARLYLE-NORTHPOINT PARTNERS, L.P.
By:  TC Group, L.L.C.
     Its General Partner

By:  /S/ CARLYLE-NORTHPOINT PARTNERS, L.P.
     _____________________________________
     Title:  Managing Director



CARLYLE-NORTHPOINT INTERNATIONAL PARTNERS, L.P.
By:  TC Group, L.L.C.
     Its General Partner

By:  /S/ CARLYLE-NORTHPOINT INTERNATIONAL PARTNERS, L.P.
     ___________________________________________________
     Title:  Managing Director



CARLYLE VENTURE PARTNERS, LP
By:  TCG Ventures, Limited
     Its General Partner

By:  /S/ CARLYLE VENTURE PARTNERS, LP
     ________________________________
     Title:  Attorney in Fact


CARLYLE U.S. VENTURE PARTNERS, LP
By:  TCG Ventures, LLC
     Its General Partner

By:  /S/ CARLYLE U.S. VENTURE PARTNERS, LP
     _____________________________________
     Title:  Managing Director

C/S VENTURE PARTNERS, LP
By:  TCG Ventures, Limited
     Its General Partner

By:  /S/ C/S VENTURE PARTNERS, LP
     ______________________________
     Title:  Attorney in Fact



CARLYLE VENTURE COINVESTMENT, LLC
By:  TCG Ventures, LLC
     Its Manager

By:  /S/ CARLYLE VENTURE COINVESTMENT, LLC
     _____________________________________
     Title:  Managing Director



FOUNDERS:

WILLIAM EUSKE

/S/ WILLIAM EUSKE
---------------------------------------------
(Signature)


ROBERT FLOOD

/S/ ROBERT FLOOD
---------------------------------------------
(Signature)

STEVEN GOROSH

/S/ STEVEN GOROSH
---------------------------------------------
(Signature)

NATHAN GREGORY

/S/ NATHAN GREGORY
---------------------------------------------
(Signature)

MICHAEL MALAGA

/S/ MICHAEL MALAGA
---------------------------------------------
(Signature)

TIMOTHY MONAHAN

/S/ TIMOTHY MONAHAN
---------------------------------------------
(Signature)